EXHIBIT 5.1

FAEGRE BAKER DANIELS LLP

90 South Seventh Street

Minneapolis, Minnesota 55402

Telephone (612) 766-7000

Facsimile (612) 766-1600

March 24, 2016

Board of Directors

CoLucid Pharmaceuticals, Inc.

222 Third Street, Suite 1320

Cambridge, MA 02142

Re:	CoLucid Pharmaceuticals, Inc. Registration Statement on Form S-8

Ladies and Gentlemen:

In connection with the Registration Statement on Form S-8 under the Securities Act of 1933, as amended (the “Registration Statement”), relating to the registration of an additional 687,312 shares of common stock (the “Shares”) under the CoLucid Pharmaceuticals, Inc. 2015 Equity Incentive Plan (the “2015 EIP”) and 150,000 Shares under the CoLucid Pharmaceuticals, Inc. 2015 Employee Stock Purchase Plan (the “2015 ESPP”), we have examined such corporate records and other documents, including the Registration Statement, and have reviewed such matters of law as we have deemed relevant hereto, and, based upon such examination and review, it is our opinion that all necessary corporate action on the part of the Company has been taken to authorize the issuance and sale of the additional Shares to be issued in accordance with the 2015 EIP and 2015 ESPP and that, when issued and sold as contemplated in the Registration Statement and in accordance with the 2015 EIP and 2015 ESPP, the additional Shares will be legally issued, fully paid and nonassessable.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents. We have also assumed that the Company’s Board of Directors, or a duly authorized committee thereof, will have approved the issuance of each award under the 2015 EIP and 2015 ESPP prior to the issuance thereof. As to any facts material this opinion which we did not independently establish or verify, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

The foregoing opinions are limited to the General Corporation Law of the State of Delaware and the federal laws of the United States of America. While we are not licensed to practice law in the State of Delaware, we have reviewed applicable provisions of the Delaware General Corporation Law as we have deemed appropriate in connection with the opinion.

We consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

FAEGRE BAKER DANIELS LLP

By:	/s/ Jonathan R. Zimmerman
Jonathan R. Zimmerman